Exhibit 10.2(b)

RADIUS HEALTH, INC.
2011 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
This Stock Option Agreement (the “Agreement”) is entered into as of the Grant Date set forth below (the “Grant Date”) between Radius Health, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual optionee identified in Section 1 below (the “Optionee”).
1.    Grant of Option. Pursuant and subject to the Company’s 2011 Equity Incentive Plan as attached hereto (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.
Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Vesting Commencement Date    Same as Grant Date

Expiration Date

2.    Character of Option.
The Option shall be a Nonstatutory Option and not an Incentive Option (as such terms are defined in the Plan).
3.    Expiration of Option. No portion of the Option which has not become vested and exercisable at the date of your termination of employment or other service with the Company shall thereafter become vested and exercisable (and any such unvested portion shall thereupon be immediately forfeited), except as may be otherwise provided by the Board or Committee, as applicable, or as set forth in a written agreement between the Company and you. This Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:
(a)    If the termination of your employment or other service is on account of your death or disability, the date that is twelve (12) months from the date on which your employment or other service with the Company ends.
(b)    If the termination of your employment or other service is due to any other reason, the date that is three (3) months from the date on which your employment or other service with the Company ends.
(c)    If the Company terminates your employment or other service for cause, or at the termination of your employment or other service the Company had grounds to terminate your employment or other service for cause (whether then or thereafter determined), the start of business on the date on which the termination of your employment or other service with the Company ends.
4.    Exercise of Option. Subject to Section 3, this Option will vest and become exercisable as to 25% of the Optioned Shares on the first anniversary of the Vesting Commencement Date and as to 1/48th of the Optioned Shares on the same day of each of the 36 consecutive months thereafter, provided that each Optioned Share which would be fractionally vested shall be cumulated and shall vest on the first vesting date upon which the whole Optioned Share has cumulated. However, during any period that this Option remains outstanding after your employment or other service with the Company ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other service. To exercise the Option, you must complete the transaction through our administrative agent’s website or call its toll free number, specifying the number of Optioned Shares being purchased as a result of such exercise, together with payment of the full Exercise Price for the Optioned Shares being purchased. In no event may a fraction of a share be exercised or acquired. You must also pay any taxes or other amounts required to be withheld as provided in Section 9.8 of the Plan.
5.    Transfer of Option. You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option. After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Sections 3 and 4, be exercised by your personal representative or by any person empowered to do so under your will or under the then-applicable laws of descent and distribution.
6.    Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if you were the sole owner of this Option and (following exercise) any such Optioned Shares. This appointment is coupled with an interest and is irrevocable.
7.    Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 7.1 of the Plan (Options) and the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 of the Plan (Settlement of Awards). You acknowledge that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 7.11 of the Plan (Adjustment Provisions).
8.    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
9.    Miscellaneous. The Board or Committee, as applicable, shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, with the exception, if applicable, of (i) any written employment agreement, offer letter or other written agreement entered into between the Company and you that makes an express reference to this Section 9 of this Agreement and specifies the terms that should govern this Award, and (ii) any compensation clawback, recoupment, forfeiture or recovery policy that is adopted by the Company from time to time or is otherwise required by applicable law. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.
10.    Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.
11.    Consideration to the Company. In consideration of the grant of the Option by the Company, you agree to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate your services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and you.
12.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
13.    Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.    Acceptance of Option. You must execute this Agreement by logging on to our administrative agent’s website for the Plan. IF YOU DO NOT ELECTRONICALLY ACCEPT THIS OPTION THROUGH THE WEBSITE WITHIN THIRTY (30) DAYS FOLLOWING THE GRANT DATE AND THEREBY ACCEPT THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE PLAN, THEN YOU WILL BE DEEMED TO HAVE DECLINED THE OPTION AND THE OPTION WILL BE NULL AND VOID (AND YOU WILL HAVE NO RIGHTS WITH RESPECT TO THE OPTION).